Exhibit 99.3

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Consolidated Financial Statements
Nine Months Ended September 30, 2013 and 2012, and Period From February 15, 2011 (Inception) to September 30, 2013

1

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)

Consolidated Balance Sheets
	September 30,	December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,387,000	$16,156,000
Accounts receivable, net	604,000	124,000
Prepaid and other current assets	1,144,000	809,000
Income tax receivable	927,000	–
Inventory, net	616,000	708,000
Total current assets	11,678,000	17,797,000
Intangible assets, net	3,922,000	4,296,000
Property and equipment, net	359,000	438,000
Total assets	$15,959,000	$22,531,000
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,643,000	$1,277,000
Accrued liabilities	6,057,000	4,799,000
Income tax reserve	633,000	–
Deferred revenue	53,000	73,000
Acquisition deferred consideration	–	580,000
Advance from Mpex	–	1,952,000
Advance from Aptalis	–	2,040,000
Total current liabilities	9,386,000	10,721,000
Deferred rent	6,000	6,000
Deferred tax liability	1,107,000	1,107,000
Accrued compensation	–	1,200,000
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; 8,500,000 shares authorized, 8,500,000 shares issued and outstanding at September 30, 2013 and December 31, 2012, liquidation preference of $8,500,000 at September 30, 2013 and December 31, 2012	9,000	9,000
Series B convertible preferred stock, $0.001 par value; 64,286,000 shares authorized, 42,858,000 and 23,810,000 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively, liquidation preference of $45,000,000 and $25,000,000 at September 30, 2013 and December 31, 2012, respectively	43,000	24,000
Common stock, $0.001 par value, 88,000,000 shares authorized, 2,744,000 and 1,669,000 shares issued and outstanding at September 30, 2013 and December 31, 2012 respectively	3,000	1,000
Additional paid-in capital	54,410,000	33,874,000
Accumulated other comprehensive income (loss)	(117,000)	1,000
Accumulated deficit	(48,888,000)	(24,412,000)
Total stockholders’ equity	5,460,000	9,497,000
Total liabilities and stockholders’ equity	$15,959,000	$22,531,000

See accompanying notes.

2

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
(unaudited)
Consolidated Statements of Operations and Comprehensive Loss
	Nine months ended		Period From February 15, 2011 (Inception) to
	September 30,	September 30,	September 30,
	2013	2012	2013
Revenue:
Contract revenue	$1,606,000	$3,713,000	$9,124,000
Net product revenue	725,000	–	1,035,000
Government grants	156,000	76,000	266,000
Collaborative agreements	–	–	1,320,000
Total revenue	2,487,000	3,789,000	11,745,000

Operating expenses:
Cost of sales	431,000	–	560,000
Research and development	22,131,000	16,199,000	51,708,000
Selling, general and administrative	4,691,000	2,156,000	9,722,000
Total operating expenses	27,253,000	18,355,000	61,990,000

Loss from operations	(24,766,000)	(14,566,000)	(50,245,000)
Other income (expense):
Noncash interest expense	–	(399,000)	(518,000)
Gain on acquisition, net of taxes	–	–	1,584,000
Interest income	–	–	1,000
Total other income (expense)	–	(399,000)	1,067,000
Income tax benefit	290,000	–	290,000
Net loss	$(24,476,000)	$(14,965,000)	$(48,888,000)
Other comprehensive loss:
Net loss	$(24,476,000)	$(14,965,000)	$(48,888,000)
Foreign currency translation	(118,000)	–	(117,000)
Comprehensive loss	$(24,594,000)	$(14,965,000)	$(49,005,000)

See accompanying notes.

3

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
(unaudited)
Consolidated Statements of Stockholders’ Equity

	Series A Convertible		Series B Convertible
	Preferred Stock		Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)
	Shares	Amount	Shares	Amount	Shares	Amount				Total Stockholders’ Equity

Balance at February 15, 2011 (inception)	–	$ –	–	$ –	–	$ –	$ –	$ –	$ –	$ –
Net loss	–	–	–	–	–	–	–	(4,461,000)	–	(4,461,000)
Issuance of preferred stock (Series A), net of issuance costs of $98,000	8,500,000	9,000	–	–	–	–	8,393,000	–	–	8,402,000
Issuance of preferred stock (Series B-1), net of Series B rights of $5,414,000 and issuance costs of $100,000	–	–	23,810,000	24,000	–	–	19,462,000	–	–	19,486,000
Restricted stock issued to employees	–	–	–	–	228,000	–	9,000	–	–	9,000
Balance at December 31, 2011	8,500,000	9,000	23,810,000	24,000	228,000	–	27,864,000	(4,461,000)	–	23,436,000
Net loss	–	–	–	–	–	–	–	(19,951,000)	–	(19,951,000)
Amendment to Series B rights	–	–	–	–	–	–	5,932,000	–	–	5,932,000
Restricted stock issued to employees	–	–	–	–	1,441,000	1,000	67,000	–	–	68,000
Stock-based compensation expense	–	–	–	–	–	–	11,000	–	–	11,000
Foreign currency translation	–	–	–	–	–	–	–	–	1,000	1,000
Balance at December 31, 2012	8,500,000	$9,000	23,810,000	$24,000	1,669,000	$1,000	$33,874,000	$(24,412,000)	$1,000	$9,497,000
Net loss								(24,476,000)		(24,476,000)
Issuance of preferred stock (Series B-2), net of issuance costs of $10,000	–	–	19,048,000	19,000	–	–	19,971,000	–	–	19,990,000
Restricted stock issued to employees	–	–	–	–	1,075,000	2,000	52,000	–	–	54,000
Stock-based compensation expense	–	–	–	–	–	–	513,000	–	–	513,000
Foreign currency translation	–	–	–	–	–	–	–	–	(118,000)	(118,000)
Balance at September 30, 2013	8,500,000	$9,000	42,858,000	$43,000	2,744,000	$3,000	$54,410,000	$(48,888,000)	$(117,000)	$5,460,000
See accompanying notes.

4

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
(unaudited)
Consolidated Statements of Cash Flows

			Period From February 15, 2011 (Inception) to
	Nine months ended September 30,		September 30,
	2013	2012	2013
Operating activities
Net loss	$(24,476,000)	$(14,965,000)	$(48,888,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	139,000	96,000	351,000
Amortization expense	374,000	–	478,000
Writeoff of acquisition deferred consideration	(80,000)	–	(80,000)
Stock option and restricted stock expense	565,000	55,000	652,000
Provision for excess or expired inventory	266,000	–	338,000
Income tax reserve	633,000	–	633,000
Noncash interest expense	–	399,000	518,000
Deferred rent	–	–	6,000
Gain on acquisition	–	–	(1,584,000)
Changes in operating assets and liabilities:
Accounts receivable, net	(480,000)	(93,000)	(604,000)
Prepaid and other current assets	(355,000)	(120,000)	464,000
Income tax receivable	(927,000)	–	(927,000)
Inventory	(174,000)	–	(94,000)
Accounts payable and accrued liabilities	1,457,000	4,449,000	4,577,000
Deferred revenue	(20,000)	76,000	(1,267,000)
Advance from Mpex	(1,952,000)	(496,000)	(1,862,000)
Advance from Aptalis	(2,040,000)	(3,738,000)	(8,686,000)
Net cash used in operating activities	(27,070,000)	(14,337,000)	(55,975,000)
Investing activities
Acquisition of Minocin® IV	–	–	(1,673,000)
Purchase of property and equipment	(60,000)	(275,000)	(295,000)
Cash acquired with assumption of net liabilities	–	–	13,665,000
Net cash (used in) provided by investing activities	(60,000)	(275,000)	11,697,000
Financing activities
Issuance of common stock	2,000	–	3,000
Payment of contingent consideration for Minocin® IV	(500,000)		(500,000)
Issuance of preferred stock and preferred stock rights for cash, net of offering costs	19,990,000	–	53,292,000
Net cash provided by financing activities	19,492,000	–	52,795,000
Effect of exchange rate changes on cash	(131,000)	–	(130,000)
Net (decrease) increase in cash and cash equivalents	(7,769,000)	(14,612,000)	8,387,000
Cash and cash equivalents at beginning of period	16,156,000	40,799,000	–
Cash and cash equivalents at end of period	$8,387,000	$26,187,000	$8,387,000
Supplemental disclosure of cash flow information
Cash paid during the period for income taxes	$2,000	$1,000	$3,000
Noncash activities
Net liabilities assumed	$ –	$ –	$13,665,000
Property and equipment acquired for accrued liability	$ –	$184,000	$184,000

See accompanying notes.

5

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements

1. Organization and Description of Business
Rempex Pharmaceuticals, Inc. (“Rempex”) was formed as a Delaware corporation on February 15, 2011. Rempex and its subsidiary, Rempex Australia Pty. Limited (“Rempex Australia”) (collectively the “Company”), are focused on the discovery and development of new antibacterial drugs to meet the growing clinical need created by multi-drug resistant bacterial pathogens. The Company’s internal development pipeline focuses on combining proprietary formulations, PK/PD strategies and novel potentiating agents with proven antibiotics to overcome or directly inhibit the molecular mechanisms in bacteria responsible for antibiotic resistance.
On October 15, 2012, the Company acquired a commercially sold drug product, Minocin® IV. The drug is a tetracycline antibiotic which is administered to critically ill patients with bacterial infections in a hospital setting. A third party logistics provider handles the ordering, invoicing, and collection processes on behalf of the Company. See Note 3.
Rempex Australia was formed as an Australian corporation on December 12, 2012. Additionally, Rempex London Limited (“Rempex London”) was formed as a private company on August 29, 2012. Rempex London is a dormant entity.
Since inception, the Company has devoted substantially all of its efforts to research, product development, raising capital and building infrastructure, and has not realized any revenues from its planned principal operations. Accordingly, the Company is considered to be in the development stage.
The Company has experienced net losses since inception and, as of September 30, 2013, had an accumulated deficit of $48,888,000. The Company expects to continue to incur net losses for at least the next several years. In December 2013, the Company merged with and became a wholly owned subsidiary of The Medicines Company. See Note 9.
The Company commenced operations on June 10, 2011. On this date, the Company issued 8,500,000 shares of Series A Preferred Stock, $0.001 par value per share for $8,402,000, net of $98,000 of offering costs. Concurrently, the Company entered into an Asset Purchase Agreement (“APA”) with Mpex Pharmaceuticals, Inc. (“Mpex”), whereby all non-levofloxacin inhalation solution (“MP-376”) (formerly Aeroquin®) assets were sold to, and non-MP-376 liabilities were

6

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

1. Organization and Description of Business (continued)
assumed by, the Company. Most of the former personnel of Mpex were hired by the Company and the Company continues to collaborate with Aptalis Pharma Inc. (“Aptalis”) in the MP-376 clinical development program pursuant to the Development Agreement (the “Development Agreement”), which was assigned to the Company under the APA. See Notes 3 and 4.
2. Summary of Significant Accounting Policies
Basis of Presentation and Use of Estimates
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. generally accepted accounting principles (GAAP) can be condensed or omitted. These consolidated financial statements have been prepared on the same basis as the Company’s annual consolidated financial statements and, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the Company’s consolidated financial position as of September 30, 2013 and its consolidated results of operations and cash flows for the nine months ended September 30, 2013 and 2012, and for the period from February 15, 2011 (inception) through September 30, 2013. The consolidated results of operations for the nine months ended September 30, 2013 are not necessarily indicative of the results to be expected for the year ending December 31, 2013 or for any other interim period or for any other future year.

The preparation of these interim condensed consolidated financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures. Those estimates and assumptions include, but are not limited to, the valuation of equity instruments, stock-based compensation, the estimated useful lives of property and equipment, inventory returns accruals, clinical trial accruals, and certain other accrued liabilities. The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. Actual results could materially differ from those estimates and assumptions.

The consolidated balance sheet as of December 31, 2012 was derived from the Company’s audited consolidated financial statements included elsewhere in this Report on Form 8-K. These interim consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the related notes thereto for the year ended December 31, 2012.

7

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Principles of Consolidation
The consolidated financial statements include the accounts of Rempex and its wholly owned subsidiaries, Rempex Australia and Rempex London. All intercompany transactions and investments have been eliminated in consolidation. Rempex Australia’s functional currency is the Australian dollar. Rempex London’s functional currency is the British Pound.
Reclassifications
Certain amounts in the 2012 disclosures have been reclassified to conform to the current period presentation.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents include cash in readily available checking and money market mutual fund accounts. At September 30, 2013 and December 31, 2012, all cash and cash equivalents are directly or indirectly guaranteed by the U.S. government.
Concentration of Credit Risk
Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents. The Company maintains its general operating cash balances in a federally insured financial institution in excess of federally insured limits. Management believes that the Company is not exposed to significant credit risk due to the financial position of the depository institution in which those deposits are held. Additionally, the Company has established guidelines, approved by the Board of Directors, regarding approved investments and maturities of investments, which are designed to maintain safety and liquidity.
Accounts Receivable
Trade accounts receivable are recorded at the invoice amount net of allowances for cash discounts for prompt payment. The Company evaluates the collectability of its accounts receivable on an ongoing basis. The Company did not record an allowance for doubtful accounts for any of the periods presented.

8

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Fair Value Measurements
The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, Advance from Mpex, and Advance from Aptalis. The Company records its financial assets and liabilities at fair value, in accordance with the framework for measuring fair value in generally accepted accounting principles. This framework establishes a fair value hierarchy that prioritizes the input used to measure fair value:
Level 1 – Quoted prices in active markets for identical assets or liabilities.
Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
Cash and cash equivalents, accounts receivable, accounts payable, certain accrued liabilities, Advance from Mpex and Advance from Aptalis measured at fair value as of September 30, 2013 and December 31, 2012 are all classified within the Level 1 designation as noted above.
The Company’s accrued liabilities measured at fair value on a recurring basis as of September 30, 2013 and December 31, 2012 are as follows:

September 30, 2013	Level 1	Level 2	Level 3	Total

Liabilities
Current liabilities:
Accrued royalties (1)	$ –	$ –	$86,000	$86,000
Total	$ –	$ –	$86,000	$86,000

9

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

December 31, 2012	Level 1	Level 2	Level 3	Total

Liabilities
Current liabilities:
Accrued royalties (1)	$ –	$ –	$358,000	$358,000
Acquisition deferred consideration (1)	–	–	580,000	580,000
Total	$ –	$ –	$938,000	$938,000

(1)
The Company’s Level 3 accrued liabilities consist of Accrued Royalties and Acquisition Deferred Consideration related to the acquisition of Minocin® IV. The amounts are being fair valued using a valuation model that considers the probability of the acquired inventory being sold before expiration and achieving the milestones. See Note 3.

	Accrued Royalties	Deferred Consideration
Liabilities
Balance at December 31, 2012	$358,000	$580,000
Payments of contingent consideration	-	(500,000)
Re-valuation of contingent consideration	-	(80,000)
Settlements and dispositions	(272,000)	-
Balance at September 30, 2013	$86,000	$ -

Inventory
The inventory is stated at the lower of cost or market, using the first-in, first out method. A reserve of $338,000 and $72,000 was recorded for excess or expired inventory at September 30, 2013 and December 31, 2012, respectively.
Intangible Assets
Intangible assets include the formulation of Minocin® IV and its trademark, which were acquired in October 2012. The fair value of the intangible assets was determined by an independent party. The intangible assets are being amortized over the estimated useful life of 3.25 years, using the straight-line method.

10

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Intangible assets also include acquired in-process research and development from Mpex, of which the fair value was determined by an independent party. Acquired in-process research and development will be accounted for as an indefinite-lived intangible asset until regulatory approval or discontinuation.
Indefinite-lived intangible assets are tested for impairment annually. The Company has not recognized any impairment losses from inception through September 30, 2013.
Property and Equipment
Property and equipment is stated at cost less accumulated depreciation. Depreciation is accounted for using the straight-line method over the estimated useful life of the asset or the shorter of the lease term or the estimated useful life for leasehold improvements. Useful lives generally range from three years for computer equipment to five years for office furniture and equipment. On June 10, 2011, as part of the APA with Mpex, the Company acquired certain property and equipment for no consideration. The Company estimated the fair value and remaining useful lives of the assets acquired based on the historical information of the assets held by Mpex.
Advances from Aptalis/Mpex
Prior to May 2013, the Company received advances from Aptalis under the Development Agreement for costs and services that had not yet been incurred. The advances represented approximately three months of future costs and services to be performed related to MP-376 development and, therefore, was classified as a current liability in the accompanying consolidated balance sheets. As MP-376 development costs are incurred, the net liabilities outstanding at the end of the period, representing cash advances received from Mpex in excess of amounts paid to third parties, are classified as an Advance from Mpex in the accompanying consolidated balance sheets. In January 2013, the Company remitted approximately $3,076,000 of monies to Aptalis related to advances received under the Development Agreement. The remaining $916,000 was recognized as contract revenue during the months of January through April 2013. As of April 30, 2013, all monies due to Aptalis and Mpex were settled.
Deferred Rent
Rent expense is recorded on a straight-line basis over the initial non-cancellable term of the lease. The difference between rent expense accrued and amounts paid under the lease agreement

11

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
is recorded as deferred rent in the accompanying consolidated balance sheets as of September 30, 2013 and December 31, 2012.
Revenue Recognition
Contract Revenue
During the nine months ended September 30, 2013 and 2012, the Company derived revenue from the Development Agreement with Aptalis, which was assigned to the Company from Mpex as part of the APA. Revenue under the Development Agreement consists of fees received based on contracted annual rates for full time equivalent employees and consultants working on the MP-376 clinical development program. The Development Agreement provides for a specific level of resources as measured by the contracted number of full time equivalents working a defined number of hours at a stated price per full time equivalent. The Company recognizes this revenue under the Development Agreement on a monthly basis as the services are provided to Aptalis.
Product Sales
The Company sells the Minocin® IV product in the United States to wholesale pharmaceutical distributors subject to rights of return. The Company recognizes product sales at the time title transfers to its customer, and reduces product sales for estimated future product returns and sales allowances in the same period the related revenue is recognized. Product sales allowances include wholesaler and retail pharmacy distribution fees, prompt pay discounts, and chargebacks, and are based on amounts owed or to be claimed on the related sales.
The Company’s estimated product return allowances for Minocin® IV require a high degree of judgment and are subject to change based on the Company’s experience and certain quantitative and qualitative factors. The Company’s return policy allows for customers to return unused product that is within six months before and up to one year after its expiration date for a credit at the then-current wholesaler acquisition cost reduced by a nominal fee for processing the return.
The Company offers distribution fees to certain wholesale distributors based on contractually determined rates. The Company accrues the distribution fees to the respective wholesale distributors and recognizes the distribution fees as a reduction of revenue in the same period the related revenue is recognized.

12

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
The Company offers cash discounts to its customers, generally 2% of the sales price, as an incentive for prompt payment. The Company accounts for cash discounts by reducing accounts receivable by the prompt pay discount amount and recognizes the discount as a reduction of revenue in the same period the related revenue is recognized.
The Company provides discounts to authorized users of the Federal Supply Schedule (FSS) of the General Services Administration under a FSS contract negotiated by the Department of Veterans Affairs and various organizations under Medicaid contracts and regulations. These entities purchase products from the wholesale distributors at a discounted price, and the wholesale distributors then charge back to the Company the difference between the current retail price and the price the federal entity paid for the product. Chargebacks are recognized as a reduction of revenue in the period received from the wholesale distributors.
Government Grants
Government grant monies are recognized as revenue when the services and costs specified in the grant contracts have been incurred. Advance payments under the grants are reported as deferred revenue until the services and costs have been incurred.
In May 2012, the Company was awarded a $408,000 grant by the National Institute of Health’s (“NIH”) National Institute of Allergy and Infectious Diseases (“NIAID”) in support of one of the Company’s discovery stage programs. This grant covers work to be performed on this program for two years, most of which will be conducted through a sub-award under the grant with the University of Notre Dame. Revenue of approximately $136,000, $76,000 and $243,000 was recognized under this grant during the nine months ended September 30, 2013 and 2012, and for the period from February 15, 2011 (inception) through September 30, 2013, respectively.
In June 2012, the Company was awarded a five-year sub-award grant of $1,500,000 by the NIAID in support of another discovery stage program for the Company. The lead investigator that the Company is working with under this grant is Monash University. Revenue of approximately $20,000, $0 and $23,000 was recognized under this grant during the nine months ended September 30, 2013 and 2012, and for the period from February 15, 2011 (inception) through September 30, 2013, respectively.

13

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Research and Development Costs
All research and development costs, including costs to develop and maintain intellectual property, are charged to expense as incurred.
Stock-Based Compensation
Share-based payment transactions with employees are recognized in the consolidated financial statements based on their fair value and recognized as compensation expense over the vesting period in the related expense categories of the consolidated statements of operations. The Company’s consolidated statements of operations for the nine months ended September 30, 2013 and 2012, and the period from February 15, 2011 (inception) through September 30, 2013, included stock-based compensation expense related to employees and consultants of $565,000, $55,000, and $652,000, respectively.
Compensation related to restricted stock awards are based on the fair value at the time of the grant with the application of an estimated forfeiture rate. The forfeiture rate for restricted stock awards was zero for the nine months ended September 30, 2013 and 2012. The Company recognizes the compensation cost related to these awards over the requisite service period of four years. The Company utilizes “modified grant-date accounting” for true-ups due to actual forfeitures at the vesting dates. Restricted stock awards have the same cash dividend and voting rights as other common stock and are considered to be currently issued and outstanding shares of common stock.
Compensation related to stock options is accounted for by applying the valuation technique based on the Black-Scholes model. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock. Stock options expire in 10 years. The weighted-average expected life of options reflects the application of the simplified method which has become generally accepted for privately-held companies. The simplified method defines the life as the average of the contractual term of the options and the weighted-average vesting period for all option tranches. The expected volatility rate used to value stock option grants is based on volatilities of a peer group of similar companies whose share prices are publicly available. The peer group was developed based on companies in the pharmaceutical and biotechnology industry in a similar stage of development. The Company based the risk-free interest rate on the implied yield in effect at the time of an option grant on an average of five to seven-year United States Treasury zero-coupon issues.

14

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
The Company has never paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the future.
The assumptions used in the Black-Scholes model for 2013 and 2012 were as follows:

Expected term	6.25 years
Expected volatility	57.3%
Risk free interest rate	0.92% to 1.39%
Forfeiture rate	0% to 3.3%
Dividend yield	0%

The Company may elect to use different assumptions under the Black-Scholes option-pricing model in the future. Future expense amounts for any particular period could be affected by changes in the Company’s assumptions. In addition, the Company included an estimate of the number of equity awards that will be forfeited in future periods. The Company will reassess the rate of forfeiture on an annual basis, and compensation expense may be adjusted based upon the changing rate of forfeiture.
The Company records equity instruments issued to non-employees as expense at their fair value over the related service period. The fair value is required to be re-measured at the end of each reporting period until vested, when the final fair value of the vesting is determined. The Company’s consolidated statements of operations for the nine months ended September 30, 2013 and 2012, and the period from February 15, 2011 (inception) through September 30, 2013, included stock-based compensation expense related to non-employees of $407,000, $1,000 and $409,000, respectively.
The Company grants stock options to purchase common stock with exercise prices equal to the fair value of the underlying stock. For purposes of estimating the fair value of its common stock for equity grants, the Company reassessed the estimated fair value of its common stock periodically during the nine months ended September 30, 2013 and 2012. Prior to 2013, the Company engaged an independent financial advisory firm to conduct a valuation analysis of the Company’s common stock at various points in time where intrinsic value was impacted based on the Company’s completion of preferred stock financings or continued success with the advancement of its various programs in development. In November 2013, the Company hired a banker to assist with the sale of the Company. The banker performed a fair market value analysis of the signed term sheet to sell Rempex, which was used as a basis for estimating the fair value of its common stock as of September 30, 2013. At the time of issuances of equity

15

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
awards, the Company believes its estimates of the fair value of the Company’s common stock were reasonable and consistent with its understanding of how similarly situated companies in its industry were valued. Prior to 2013, the Company has considered the guidance in the American Institute of Certified Public Accountants, or AICPA, Audit and Accounting Practice Aid Series, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, to determine the fair value of the Company’s common stock for purposes of setting the exercise prices of stock options and fair value of restricted stock awards granted to employees and others. This guidance emphasizes the importance of the stage of operational development in determining the value of the enterprise.
Income Taxes
The Company only recognizes tax benefits if it is more-likely-than-not to be sustained upon audit by the relevant taxing authority based upon its technical merits. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrued interest or penalties on the consolidated balance sheets at September 30, 2013 and December 31, 2012, and has recognized no interest and/or penalties in the statements of operations and comprehensive loss for any of the periods presented.
The Company recorded an income tax receivable and an associated income tax reserve related to an income tax position made by the Company for an Australian research and development refund anticipated to be received in 2014. See Note 7.
The Company is subject to U.S., Alabama, California, Florida, Kentucky, Maine, Montana, New Jersey, New York, North Dakota, Oregon, Texas and Vermont taxation. Additionally, the Company is subject to taxation in Australia and the United Kingdom. The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and the tax reporting basis of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Valuation allowances are recorded when the realizability of such deferred tax assets is undeterminable.

16

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)
Subsequent Events
The Company has evaluated subsequent events occurring between the end of the most recent fiscal period and January 23, 2014, the date the consolidated financial statements were available to be issued.
Recent Accounting Pronouncements
In June and December 2011, the Financial Accounting Standards Board (“FASB”) issued guidance on the presentation of comprehensive income. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity (deficit), and also requires presentation of reclassification adjustments from other comprehensive income periods beginning after December 15, 2012 for nonpublic entities, with the exception of the requirement to present reclassification adjustments from other comprehensive income to net income on the face of the consolidated financial statements, which has been deferred pending further deliberation by the FASB. This guidance did not have a material effect on the Company’s financial condition or results of operations.
In May 2011, the FASB issued authoritative guidance regarding common fair value measurements and disclosure requirements in U.S. Generally Accepted Accounting Principles and International Financial Reporting Standards. This newly issued accounting standard clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable inputs. This guidance is effective for annual periods beginning after December 15, 2011. Adoption of this standard did not have a material impact on its financial position or results of operations.
In July 2013, the FASB issued authoritative guidance regarding the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carrforward exists. The guidance is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013, with an option for early adoption. The Company intends to adopt this guidance at the beginning of our first quarter of fiscal year 2014, and does not believe the adoption of this standard will have a material impact on its financial position, results of operations or related financial statement disclosures.

17

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

3. Acquisitions
Recording of Assets Acquired and Liabilities Assumed
PanTherix Limited
On March 1, 2013, the Company acquired certain assets from PanTherix Limited, including all inventory and intellectual property related to a chemical compound for an upfront purchase price of $75,000 and potential milestone payments of up to $2,200,000 based on certain new drug filings and approval received from the US Food and Drug Administration or European Medicines Agency. The transaction has been accounted for as an asset acquisition, which requires payments be expensed as incurred. Accordingly, the $75,000 paid in 2013 was expensed as in-process research and development in the accompanying consolidated statement of operations.
Minocin® IV
On October 15, 2012, the Company entered into an APA with Precision Dermatology, Inc. and Onset Dermatologics LLC (collectively, the “Sellers”) to acquire Minocin® IV, including the NDA, inventory, know-how, Minocin® IV website, and a fully paid-up, non-exclusive license in perpetuity, to use the trademark Minocin® in connection with the Minocin® IV product. The transaction has been accounted for using the acquisition method of accounting, which requires that assets acquired and liabilities assumed be recorded based upon their respective fair values at October 15, 2012, the effective date of the acquisition. Significant judgment is required in estimating the fair value of intangible assets and contingent liabilities. Accordingly, the Company obtained the assistance of third-party valuation specialists for these significant items. The fair value estimates are based on available historical information and on future expectations and assumptions deemed reasonable by management, but are inherently uncertain.
The consideration to be paid by the Company to the Sellers in connection with the APA consists of an upfront purchase price of $1,500,000, holdback consideration of $500,000 which is subject to offset for certain indemnification obligations of the Sellers under the APA, earnout payments calculated based on 15% of net product sales from inventory acquired, a sublicense milestone payment of $350,000 if the sublicense is completed on or prior to September 30, 2013, and the reimbursement of a FDA invoice for $173,000 related to Minocin® IV.
On April 15, 2013, the holdback consideration of $500,000 was paid. The sub-license milestone was not met by September 30, 2013,

18

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

3. Acquisitions (continued)
and as such the acquisition date fair value of $80,000 was recorded as a reduction of expenses on the accompanying consolidated statement of operations at September 30, 2013.
The following table summarizes the final amounts recognized for the assets acquired and liabilities assumed at the date of the acquisition:

Fair Value of Asset Acquired and Liabilities Assumed

Prepaid asset	$173,000
Inventory	860,000
Intangible assets	1,620,000
Total assets	2,653,000

Acquisition deferred consideration	580,000
Accrued royalty	400,000
Total liabilities	980,000
Cash paid for acquisition of Minocin® IV	$1,673,000

Mpex
On June 10, 2011, the Company entered into an APA with Mpex. The transaction has been accounted for using the acquisition method of accounting, which requires that assets acquired and liabilities assumed be recorded based upon their respective fair values at June 10, 2011, the effective date of the acquisition. Significant judgment is required in estimating the fair value of intangible assets and deferred revenue. Accordingly, we obtained the assistance of third-party valuation specialists for these significant items. The fair value estimates are based on available historical information and on future expectations and assumptions deemed reasonable by management, but are inherently uncertain. Primarily due to the value placed on the acquired in-process research and development which resulted in the assets acquired exceeding the liabilities assumed, and since no consideration was transferred, the Company recognized a gain of $1,584,000, net of taxes, on the purchase of net assets.

19

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

3. Acquisitions (continued)
The following table summarizes the final amounts recognized for the assets acquired and liabilities assumed at the date of the acquisition:

Fair Value of Asset Acquired and Liabilities Assumed

Cash	$13,665,000
Current assets	1,080,000
Property and equipment	231,000
Intangible assets	2,780,000
Total assets	17,756,000

Current liabilities assumed	13,745,000
Deferred revenue	1,320,000
Deferred taxes	1,107,000
Total liabilities	16,172,000
Gain on acquisition	1,584,000
$ –

4. Development Agreement
As part of the APA with Mpex, the Development Agreement was assigned to the Company, and the Company assumed Mpex’s responsibilities under the Development Agreement with Aptalis. Additionally, a majority of the employees of Mpex were hired by the Company, certain of which continued to lead the MP-376 clinical development program in collaboration with Aptalis pursuant to the Development Agreement (the “Development Agreement”), which was assigned to the Company in accordance with the APA.
The Development Agreement provides for certain clinical and administrative personnel to continue the clinical development of the MP-376 product. Prior to May 2013, Aptalis made payments in advance of expenses incurred to the Company based on a three-month rolling forecast. In October 2013, the Development Agreement was amended, whereby the Company invoices Aptalis in arrears for the total hours worked multiplied by a fixed hourly rate starting May 1, 2013. Payments received related to research and development external costs incurred

20

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

4. Development Agreement (continued)
were treated as a reduction of research and development expenses in the consolidated statement of operations.
In consideration for performing the clinical development and administering the costs relating to the Development Agreement with Aptalis, the Company received a fixed fee based on contracted annual rates for full time equivalent employees and consultants working on the MP-376 clinical development program through April 30, 2013. The Development Agreement provided for a specific level of resources as measured by the number of full time equivalents working a defined number of hours at a stated price under the Development Agreement. The Amended Development Agreement provides for an increased fixed hourly rate for key personnel, effective November 1, 2013.
Under the Development Agreement, for the nine months ended September 30, 2013 and 2012, and the period from February 15, 2011 (inception) through September 30, 2013, the Company recognized approximately $1,600,000, $3,700,000, and $9,100,000 in revenue, respectively. The Development Agreement continues through NDA approval of MP-376.
5. Financial Statement Details
Inventory
Inventory and related inventory reserve consists of the following:

	September 30,	December 31,
	2013	2012

Raw materials	$374,000	$ -
Finished goods	580,000	780,000
Inventory reserve	(338,000)	(72,000)
	$616,000	$708,000

Total excess or expired inventory expense for inventory was $266,000, $0 and $338,000, respectively, for the nine months ended September 30, 2013 and 2012, and the period from February 15, 2011 (inception) through September 30, 2013.

21

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

5. Financial Statement Details (continued)
Intangible Assets
Intangible assets and related accumulated amortization consists of the following:

	September 30,	December 31,
	2013	2012

In-process research and development	$2,780,000	$2,780,000
Minocin® IV formulation	1,520,000	1,520,000
Minocin® IV trademark	100,000	100,000
	4,400,000	4,400,000
Less: accumulated amortization	(478,000)	(104,000)
	$3,922,000	$4,296,000

Total amortization expense for intangible assets was $374,000, $0 and $478,000, respectively, for the nine months ended September 30, 2013 and 2012, and the period from February 15, 2011 (inception) through September 30, 2013.
Property and Equipment
Property and equipment and related accumulated depreciation consist of the following:

	September 30,	December 31,
	2013	2012

Lab equipment	$354,000	$334,000
Manufacturing equipment	184,000	184,000
Computer equipment	115,000	91,000
Furniture and fixtures	26,000	26,000
Leasehold improvements	31,000	15,000
	710,000	650,000
Less: accumulated depreciation	(351,000)	(212,000)
	$359,000	$438,000

Total depreciation expense for property and equipment was $139,000, $96,000, and $351,000, respectively, for the nine months ended September 30, 2013 and 2012, and the period from February 15, 2011 (inception) through September 30, 2013.

22

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

5. Financial Statement Details (continued)
Accrued Liabilities
Accrued liabilities consist of the following:

	September 30,	December 31,
	2013	2012

Accrued compensation	$3,286,000	$2,588,000
Accrued outside services	1,958,000	1,472,000
Other accrued liabilities	369,000	274,000
Returns reserve	358,000	107,000
Accrued royalty	86,000	358,000
	$6,057,000	$4,799,000

6. Stockholders’ Equity
Convertible Preferred Stock
The Company has designated its preferred stock as Series A and Series B.
In June 2011, pursuant to a Series A Preferred Stock Purchase Agreement, the Company issued 8,500,000 shares of Series A Convertible Preferred Stock for gross proceeds of $8,500,000.
In November 2011, the Company entered into a Series B Preferred Stock Purchase Agreement and pursuant to that agreement, the Company issued 23,810,000 shares of Series B-1 preferred stock for gross proceeds of $25,000,000. Under the terms of the Series B financing, the Series B‑1 shareholders have the option in the future to provide two additional tranches of investment in the Company; the first for an additional $20,000,000 in cash and 19,048,000 shares of Series B preferred stock; and the second for an additional $22,500,000 in cash and 21,428,000 shares of Series B preferred stock. The first additional financing could occur any time prior to December 31, 2013 on the earlier date upon which either (A) the Company selects a clinically-feasible dose of its lead product for initiation of Phase II clinical trials (as reasonably determined by the Board of Directors and the Series B-1 shareholders) or (B) if more than 70% of the Series B-1 shareholders vote to provide the first additional financing. The second additional financing could occur any time prior to December 31, 2014 on the earlier date upon which either (A) the pre-specified endpoint (as defined in the Series B Stock Purchase Agreement) for its lead product is met in a Phase II clinical trial (as reasonably determined by the Board of Directors and

23

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

6. Stockholders’ Equity (continued)
the Series B-1 and B-2 shareholders) or (B) if more than 70% of the Series B-1 and B-2 shareholders vote to provide the second additional financing. In January 2013, the Series B-1 shareholders voted to exercise the option to provide the first additional tranche of financing. The financing was completed on January 22, 2013 with receipt of $20,000,000 in cash and 19,048,000 of Series B-1 preferred shares being issued. A portion of the second additional financing was drawn in November 2013. See Note 9.
The fair value of the future rights to purchase additional shares is considered a free standing derivative liability because it can be separated from the preferred shares and was estimated to be $5,414,000 at November 4, 2011, which was classified as a long-term liability. The estimated fair value was determined using a valuation model that considers the probability of achieving the milestones, the Company’s cost of capital, the estimated time period the future rights would be outstanding, consideration received for the Series B stock issued in 2011 from which the rights arose, the number of shares to be issued to satisfy the 2011 Right, and the price and changes in the fair value of the issued Series B stock. At each reporting date, the recorded value is required to be adjusted for any material changes in estimated fair value of these rights. The Company recorded the change in fair value of these rights of $0, $399,000, and $518,000 for the nine months ended September 30, 2013 and 2012 and for the period from February 15, 2011 (inception) through September 30, 2013, respectively.
On June 30, 2012, the Series B Shareholders amended the Series B Preferred Stock Purchase Agreement (“SPA”). The amendment changes the characteristic of the Series B Preferred Stock from a free standing financial instrument to an embedded financial instrument. As of June 30, 2012, the fair value of the Preferred Series B Stock Rights was $5,933,000, which includes non-cash interest expense of approximately $399,000 and $119,000 recognized in 2012 and 2011, respectively. In accordance with the authoritative guidance, upon amendment, the Preferred Series B Stock long-term liability was reclassified to stockholders equity.
None of the preferred shares are redeemable, but all are convertible into shares of common stock. The additional rights, preferences and privileges of the preferred stock are set forth below.
Preferred Stock Dividends
The Company’s convertible preferred stock includes “deemed liquidation” events that can trigger redemption of the preferred stock that are outside the control of the Company. If the Company was a publicly held company, such terms would require classification of the convertible preferred stock outside of permanent equity.

24

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

6. Stockholders’ Equity (continued)
The holders of shares of the Series A and Series B preferred stock are entitled to receive non-cumulative dividends at the rate of 8% of the applicable original preferred stock purchase price per annum (as adjusted for stock splits, stock dividends, reclassification and the like with respect to such shares), as and if declared by the Company’s Board of Directors in preference to the common stock. The holders of the Series A and Series B preferred stock shall be entitled to participate pro rata in any dividends paid on the common stock on an as-converted basis. As of September 30, 2013, no dividends have been declared or paid.
Preferred Stock Voting Rights
Each holder of preferred stock shall be entitled to the number of votes equal to the number of whole shares of common stock into which they are then convertible, which at September 30, 2013 and December 31, 2012 were 51,358,000 and 32,310,000 shares, respectively. In addition to any other vote or consent required by law, certain corporate actions require the separate vote of the Series A and Series B preferred shareholders voting as a single class.
Preferred Stock Liquidation Preference
Upon liquidation, dissolution or winding up of the Company, including a consolidation or merger and conveyance of substantially all of the assets of the Company, the holders of Series A and Series B preferred stock have a preference in liquidation over the common shareholders of $1.00 and $1.05 per share, respectively, (subject to appropriate adjustment in the event of any stock dividend, stock split, reclassification or other similar recapitalization affecting such shares), plus any declared and unpaid dividends. If the assets of the Company are not sufficient to fulfill the Series A and Series B liquidation amount, the Series A and Series B stockholders will share ratably in the distribution of the assets on a pro rata basis on the liquidation amount.
After the payment of the full liquidation preferences of the Series A and Series B preferred shareholders, as noted above, the assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the common stock and Series A and Series B preferred stock on an as-if-converted to common stock basis, provided that the aggregate amount which the preferred shareholders are entitled to receive shall not exceed the Maximum Participation Amount. The Maximum Participation Amount shall mean, (i) in the case of the Series A Preferred Stock, $3.00 per share of Series A Preferred Stock (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event), and (ii) in the case of the Series B Preferred Stock, $3.15 per share of Series B Preferred Stock (subject to appropriate adjustment in the event of a stock split, stock dividend,

25

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

6. Stockholders’ Equity (continued)
combination, reclassification, or similar event). In the event the aggregate amount which the preferred stockholders are entitled to receive exceeds the Maximum Participation Amount, then each holder of Preferred Stock shall be entitled to receive the greater of the Maximum Participation Amount or the amount such holder would have received if their shares were converted to common stock immediately prior to liquidation, dissolution, or winding up of the Company.
In December 2013, the Board of Directors amended the Maximum Participation Amount, decreasing it this amount to (i) in the case of the Series A Preferred Stock, $2.65 per share of Series A Preferred Stock (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event), and (ii) in the case of the Series B Preferred Stock, $2.7825 per share of Series B Preferred Stock (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event).
Preferred Stock Conversion
Each share of Series A and Series B is convertible at any time at the option of the holder into one share of common stock, subject to customary adjustments to protect against dilution. If any of the Series B shareholders fails to purchase the full amount of its respective additional pro-rata shares as specified in the Series B Stock Purchase Agreement, any shares of Series B preferred stock held by that shareholder will automatically convert into shares of common stock pursuant to the Special Mandatory Conversion Rate. The Special Mandatory Conversion Rate is one-to-one if the applicable milestone closing is consummated by 70% vote of the Series B-1 shareholders without the achievement of the applicable development milestone, and the Company has discontinued further development of the Company’s lead product. In all other cases, the Special Mandatory Conversion Rate is ten-to-one.
In addition, the preferred stock automatically converts into common stock, at the then applicable conversion rate, (a) in the event that the holders of at least 70% of the outstanding preferred stock, voting together as a single class, consent to the conversion, or (b) immediately prior to the closing of an initial public offering (IPO) of the Company’s common stock in which the offering price to the public is not less than $2.10 per share (subject to adjustments for stock dividends, splits, combinations and similar events) and total gross offering proceeds of not less than $50,000,000. The Company has reserved sufficient shares of common stock for the conversion of its preferred stock.

26

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

6. Stockholders’ Equity (continued)
Common Stock Reserved for Future Issuance
Common stock reserved for future issuance consists of the following at September 30, 2013:

Conversion of preferred stock	72,786,000
Stock options and restricted stock outstanding	6,071,000
Authorized for future option grants and future common stock issuances	642,000
79,499,000

Equity Compensation Plan
In June 2011, the Company adopted the Rempex Pharmaceuticals, Inc. 2011 Stock Plan (the “Plan”), which provides for the granting of up to a total of 6,463,000 shares of common stock (subject to certain limitations as described in the Plan). In December 2013 and December 2012, the Company’s Board of Directors amended the Plan to allow up to a total of 11,088,946 and 10,296,000 shares of common stock, respectively, to be granted. These shares may be granted to selected employees, consultants and non-employee members of the Company’s Board of Directors as incentive stock options, non-statutory stock options, restricted stock bonuses and rights to purchase restricted stock to eligible recipients. Awards are subject to terms and conditions established by the Company’s Board of Directors.
During the periods ended September 30, 2013 and December 31, 2012, the Company granted share-based awards under the Plan. At September 30, 2013, the Company had an aggregate of approximately 10,296,000 shares of common stock reserved for issuance. Of those shares, 6,654,000 shares were subject to outstanding awards, and 642,000 shares were available for future grants of share-based awards.
Restricted Stock Awards
Restricted stock awards are grants that entitle the holder to acquire shares of the Company’s common stock at zero or a fixed price, which is typically nominal. The shares covered by a restricted stock award cannot be sold, pledged, or otherwise disposed of until the award vests and any unvested shares may be reacquired by the Company for the original purchase price, if applicable, following the awardee’s termination of service.
During the nine months ended September 30, 2013, no restricted stock was awarded to employees under the Plan. During the year ended December 31, 2012, the Company awarded

27

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

6. Stockholders’ Equity (continued)
certain employees 4,076,000 shares of restricted stock at no purchase price, with a grant-date fair value ranging from $0.05 to $0.17 per share, under the Plan. Restricted stock awards are valued at the estimated market value on the date of grant and the expense is evenly attributed to the periods which the restrictions lapse, which is four years from the date of grant. The weighted average grant-date fair value of restricted stock granted during 2012 was $0.07 per share.
The total grant-date fair value of restricted stock awards vested during the year ended December 31, 2012 was approximately $67,000. As of December 31, 2012, total unrecognized compensation cost related to unvested shares was approximately $200,000, which is expected to be recognized over a weighted-average period of approximately 2.8 years.
The following table summarizes the number and weighted average grant date fair value of the Company’s restricted stock:

	Shares	Weighted-Average Grant Date Fair Value

Outstanding at inception	–	–
Granted	1,686,000	$0.04
Vested	(228,000)	$0.04
Outstanding at December 31, 2011	1,458,000
Granted	4,076,000	$0.07
Vested	(1,441,000)	$0.07
Forfeited	(3,000)	$0.04
Outstanding at December 31, 2012	4,090,000
Granted	–	–
Vested	(1,075,000)	$0.07
Forfeited	(25,000)	$0.04
Outstanding at September 30, 2013	2,990,000

Stock Options
As of September 30, 2013, the Company had 3,918,000 stock options outstanding under its stock plan. Stock-based compensation for options was approximately $513,000, $4,000, and $524,000 for the nine months ended September 30, 2013 and 2012 and the period from February 15, 2011

28

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

6. Stockholders’ Equity (continued)
(inception) through September 30, 2013, respectively. The stock options generally have ten-year terms and vest over four years and are service-based. The exercise price for the stock options is equal to the grant-date fair value.
The following table summarizes the number and weighted average grant date fair value of the Company’s stock options:

	Shares	Weighted-Average Grant Date Fair Value

Outstanding at inception	–	–
Granted	6,000	$0.04
Outstanding at December 31, 2011	6,000	$0.04
Granted	3,965,000	$0.15
Forfeited	(30,000)	$0.05
Outstanding at December 31, 2012	3,941,000	$0.15
Granted	–	–
Exercised	(1,000)	$0.17
Forfeited	(22,000)	$0.17
	3,918,000	$0.15

The weighted-average remaining contractual life of options outstanding at September 30, 2013 and December 31, 2012, is 9.1 and 10 years, respectively. At September 30, 2013 and December 31, 2012, outstanding stock options of 839,000 and 2,000 were vested, respectively. The 2011 Plan allows for the early exercise of options subject to vesting requirements and requires that any unvested shares may be repurchased by the Company upon termination of service. As of September 30, 2013 and December 31, 2013, there were no early exercises of stock options.

29

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

7. Income Taxes
Significant components of the Company’s deferred tax assets and liabilities as of September 30, 2013 and 2012 are shown below. A valuation allowance of $20,158,000 and $10,364,000 at September 30, 2013 and December 31, 2012, respectively, has been recognized to offset the deferred tax assets as realization of such assets is uncertain.
The components of the Company’s deferred tax assets and liabilities are summarized as follows:

	September 30,	December 31,
	2013	2012
Deferred tax assets (liabilities):
Net operating loss carryforwards	$18,703,000	$9,577,000
Research and development credits	1,219,000	372,000
Other	195,000	60,000
Accrued compensation	102,000	444,000
Stock based compensation	99,000	(78,000)
Depreciation	(20,000)	(43,000)
Intangibles	(1,247,000)	(1,075,000)
Total deferred tax assets	19,051,000	9,257,000
Less valuation allowance	(20,158,000)	(10,364,000)
Net deferred tax liability	$ (1,107,000)	$ (1,107,000)

At September 30, 2013, the Company has federal and state net operating loss carryforwards of $48,687,000 and $37,510,000, respectively. The federal loss carryforwards will begin to expire in 2031, unless previously utilized. The state loss carryforwards will begin to expire in 2021 for Vermont and 2031 for the remaining states. The Company’s 2011 and 2012 U.S. federal and state income tax returns are open to examination by the Internal Revenue Service and state jurisdictions.
In addition, the Company has federal and California research and development income tax credit carryforwards of $889,000 and $500,000, respectively. The federal research and development income tax credit carryforwards will begin to expire in 2031 unless previously utilized. The California research and development income tax credit carryforwards will carry forward indefinitely until utilized.

30

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

7. Income Taxes (continued)
The Company is currently evaluating an income tax position for an Australian research and development refund related to work performed by Rempex Australia. The maximum amount of monies which could be received based on the filing position is reflected as an income tax receivable on the accompanying consolidated balance sheets at September 30, 2013. An income tax reserve is also reflected on the accompanying consolidated balance sheets at September 30, 2013. The net of the income tax receivable and the income tax reserve is the minimum amount which is expected to be received as a refund upon filing of the Australian income tax return. The Company will be filing the Australian income tax return in early 2014. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	September 30,	December 31,
	2013	2012

Balance at beginning of period	$ –	$ –
Additions based on current period tax positions	633,000	–
Balance at end of period	$633,000	$ –

The components of the income tax (expense) benefit are as follows:

	September 30,	September 30,
	2013	2012

Current (expense) benefit:
Federal	$ –	$ –
State	(2,000)	–
Foreign	292,000	–
	$290,000	$ –

The difference between the Company’s effective tax rate and the federal statutory rate is primarily the result of the change in the deferred tax asset valuation allowance, research and development credits, unrecognized tax benefits, and permanent differences.

31

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

8. Commitments and Contingencies
Employment Agreements
The Company assumed certain employment agreements as part of the APA with Mpex and has separately entered into another employment agreement which provide for severance payments for up to six months for termination without cause or severance payments for up to 12 months for termination following a corporate transaction. In addition, terms under these agreements provide that termination without cause following certain corporate transactions as defined in the 2011 Stock Plan Agreement would result in all unvested stock awards immediately vesting. Equity awards granted to certain employees provide for accelerated vesting upon termination without cause following certain corporate transactions.
The total amounts potentially payable under these agreements would be $1,667,000 as of September 30, 2013. See Note 9.
Other Commitments and Contractual Obligations
In addition to performing research and development internally, the Company contracts with third parties, including individual consultants, to perform research and development on its behalf. The costs represent payments based on the number of full-time equivalent contract employees provided over the agreed-upon time period, hourly rates for individual consultants, or payment for project deliverables such as manufacturing or safety studies on a fixed fee basis. These agreements typically allow either party to terminate the agreement with 30 to 90 days notice, typically 30 days in the case of the consulting agreements.
As part of the APA with Precision Dermatology, Inc. and Onset Dermatologics LLC, the Company is obligated to remit earnout payments calculated based on 15% of net product sales from Minocin® IV inventory acquired.
In January 2013, the Company entered into an agreement which includes an exclusivity provision. The exclusivity fee is up to $130,000 per year. The Company has the right to terminate the exclusivity provision at any time, which would also terminate the exclusivity fee.
The Company has entered into indemnification agreements with each officer and director and each purchaser of Series A and Series B preferred shares, which would indemnify them in the event of certain legal proceedings.

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Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

8. Commitments and Contingencies (continued)
The Company also maintains agreements with third parties to manufacture product, conduct clinical trials, and perform data collection and analysis. The Company’s payment obligations under these agreements will likely depend upon the progress of the development programs, sales of the product, and commercialization efforts. Therefore, the Company is unable at this time to estimate with certainty the future costs the Company will incur under these agreements.
Facility Lease
The Company’s administrative offices and research facilities are located in San Diego, California. The Company leases an aggregate of approximately 18,000 square feet of office and research space. In June 2011, the Company entered into a facility lease agreement for office and research space commencing June 2011 through April 2014.
Under the terms of the lease, the initial monthly rent payment was approximately $40,000 net of costs and property taxes associated with the operation and maintenance of the leased facilities, commencing in July 2011, and decreased to approximately $31,000 starting in November 2011 through April 2012. Thereafter, the minimum monthly base rent increased to $35,000 starting in May 2012 through April 2013 and to $37,000 starting in May 2013 through April 2014.
The Company recognizes rent expense on a straight-line basis with a related asset or liability recorded for cumulative differences between rent payments and rent expense.
Rent expense was approximately $382,000, $354,000, and $1,170,000 for the nine months ended September 30, 2013 and 2012 and for the period from February 15, 2011 (inception) through September 30, 2013, respectively.
At September 30, 2013, the future minimum lease payments for the years then ended are as follows:

2013	$111,000
2014	147,000
Total	$258,000

Employee Savings Plan
The Company has an employee savings plan pursuant to Section 401(k) of the Internal Revenue Code. There were no employer matching contributions made from inception through September

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Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

8. Commitments and Contingencies (continued)
30, 2013. In December 2013, the Board of Directors approved termination of the Company’s 401(k) plan pursuant to the Merger Agreement with The Medicines Company. See Note 9.
9. Subsequent Events
In October 2013, the Series B shareholders voted to exercise the option to provide a portion of the second additional tranche of financing. The financing was completed on November 13, 2013 with receipt of $5,000,000 in cash and 4,762,000 of Series B preferred shares being issued by the Company.
On December 3, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Medicines Company, a Delaware corporation (“MDCO”), Ravioli Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative and agent of the stockholders and optionholders of the Company (the “Representative”). On the same day, the Company subsequently closed the transactions contemplated by the Merger Agreement, and MDCO completed its acquisition of Rempex (the “Closing”). The acquisition of the Company was accomplished through the merger of the Merger Sub with and into the Company (the “Merger”). In accordance with the terms of the Merger Agreement and the General Corporation Law of the State of Delaware, the Company survived the Merger as the surviving corporation, and, as the surviving corporation, became a wholly owned subsidiary of MDCO.
At the Closing, MDCO paid to the holders of the Company’s capital stock, the holders of options to purchase shares of the Company’s capital stock (whether or not such capital stock or options were vested or unvested as of immediately prior to the Closing) and the holders of certain phantom stock units (collectively, the “Company Equityholders”) an aggregate of approximately $140,000,000 in cash, and approximately $330,000 in purchase price adjustments. The amount paid to the Company Equityholders at the Closing is subject to a post-closing purchase price adjustment process with respect to the net amount of cash, unpaid transaction expenses and other debt and liabilities of the Company as of the date of the Closing. In addition, MDCO has agreed to pay to the Company Equityholders milestone payments subsequent to the Closing, if the Company achieves certain development and regulatory approval milestones and commercial sales milestones with respect to the Company’s MINOCIN® IV (Minocycline for Injection) product, the Company’s RPX-602 product candidate, a proprietary reformulation of MINOCIN® IV, the Company’s CarbavanceTM product candidate, an investigational agent that is a combination of a novel beta-lactamase inhibitor with a carbapenem, and certain of the Company’s other product candidates, at the times and on the conditions set forth in the Merger Agreement. In the event that all of the milestones set forth in the Merger Agreement are achieved in accordance with the terms of the Merger Agreement, MDCO will pay the Company Equityholders an additional $214,000,000 in cash in the aggregate for achieving development and regulatory milestones and an additional $120,000,000 in cash in the aggregate for achieving commercial milestones, in each case, less

34

Rempex Pharmaceuticals, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements (continued)

certain transaction expenses and employer taxes owing because of the milestone payments. Of the $334,000,000 in milestone payments, up to $3,000,000 in the aggregate may be paid to certain employees of the Company, including certain officers of the Company, under a management bonus plan adopted by the Company.
In connection with the Merger, the Company’s Board of Directors also approved the payment of all 2013 bonus targets to eligible employees, and all applicable bonuses were paid by the Company in December 2013.
As a result of the Merger, a severance payment of approximately $319,000 was paid on December 3, 2013 to an executive of the Company that terminated employment.

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